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                                                                       Exhibit 3

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]


                                 October 8, 1999


Board of Directors
Providentmutual Life and Annuity
 Company of America
300 Continental Drive
Newark, Delaware  19613

                  RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT
                           FILE NOS.  333-82611/811-8722

Directors:

         I have acted as legal officer to Providentmutual Life and Annuity Company of America (the "Company") and Providentmutual Variable Life Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such corporate records and other documents, including pre-effective amendment number one to the Form S-6 registration statement for the Policies (File No. 333-82611) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Delaware and is duly authorized by the Department of Insurance of the State of Delaware to issue the Policies.

         2. The Account is a segregated asset account duly established and maintained by the Company pursuant to the provisions of
                  Section 2932 of the Delaware Insurance Code.

         3. The assets of the Account are and will be owned by the Company. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

         4. The Policies have been duly authorized by the Company and, when issued as contemplated by the registration statement for the Policies in jurisdictions


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                  authorizing such sales, will constitute legal, validly issued and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Account.

                                   Sincerely,

                                   /s/ James G. Potter, Jr.
                                       --------------------
                                       James G. Potter, Jr.
                                       Director, Secretary and Legal Officer